Exhibit 99.1

NEWS RELEASE

Nabors Announces Commencement of Exchange Offers and Completion of Private Exchange Transaction

HAMILTON, Bermuda, October 29, 2020 (PR NEWSWIRE) – Nabors Industries, Inc. (“Nabors” or the “Company”), a wholly-owned subsidiary of Nabors Industries Ltd. (“Parent”) (NYSE: NBR) today announced that it has commenced offers to all Eligible Holders (as defined below) to exchange (the “Exchange Offers”) certain aggregate principal amounts of the outstanding notes listed in the table below (together, the “Old Notes”) for up to $300 million aggregate principal amount of newly issued 9.00% senior priority guaranteed notes due 2025 (the “New Notes”), in each case upon the terms and subject to the conditions set forth in the Company’s confidential exchange offering memorandum, dated October 29, 2020 (the “Offering Memorandum”). The Company also announced that it completed a private exchange transaction whereby $115,000,000 aggregate principal of its 0.75% Notes due 2024 were exchanged for $50,485,000 of the Company’s newly issued 6.5% Senior Priority Guaranteed Notes due 2025 (the “Private Exchange Notes”).

The following table sets forth the consideration to be offered to Eligible Holders of the Old Notes in the Exchange Offers:

					Principal Amount of New Notes per $1,000 Principal Amount of Old Notes Tendered
Title of Old Notes to be Tendered	CUSIP Numbers	Approximate Outstanding Principal Amount ($mm)	Acceptance Priority Level	Old Notes Cap ($mm)	Total Consideration prior to the Early Tender Time(1)	Exchange Consideration after the Early Tender Time
4.625% Senior Notes due 2021	629568AX4	$129	1	n/a	$1,000.00	$950.00
5.50% Senior Notes due 2023	62957HAC9	$32	2	n/a	$600.00	$550.00
5.10% Senior Notes due 2023	629568BB1;	$141	3	n/a	$600.00	$550.00
5.75% Senior Notes due 2025	62957HAF2; 62957HAD7	$775	4	n/a	$375.00	$325.00
0.75% Senior Exchangeable Notes due 2024(2)	62957HAB1	$460	5	$200	$350.00	$300.00
7.25% Senior Guaranteed Notes due 2026(3)	629571AA8; G63601AA9	$600	6	$50	$525.00	$475.00
7.50% Senior Guaranteed Notes due 2028(3)	629571AB6; G63601AB7	$400	7	$50	$525.00	$475.00

(1) Includes early tender payment of $50 in principal amount of New Notes per $1,000 principal amount of Old Notes.

(2) On October 29, 2020, the Company completed a private exchange transaction whereby $115,000,000 aggregate principal of its 0.75% Notes due 2024 were exchanged for $50,485,000 of Private Exchange Notes. The Private Exchange Notes will mature on February 1, 2025.
(3) Issued by Nabors Industries Ltd.

The New Notes will mature February 1, 2025 and pay interest at a rate of 9.00% per annum. The New Notes will be Nabors’ senior unsecured obligations and will be guaranteed by (i) the Parent, (ii) each of the subsidiaries that guarantee the Parent’s existing 7.25% Senior Guaranteed Notes due 2026 and 7.50% Senior Guaranteed Notes due 2028 (together, the “Existing Guaranteed Notes”) and (iii) certain lower tier subsidiaries of the Parent that guarantee the Company’s revolving credit facility but do not currently guarantee the Existing Guaranteed Notes. The guarantee of the New Notes by such lower tier subsidiaries will be contractually subordinated in right of payment with respect to such lower tier subsidiaries’ guarantee of the Company’s revolving credit facility. Each of the guarantors of the New Notes have guaranteed the Private Exchange Notes and will guarantee the New Notes on an equal and ratable basis. As a result, the New Notes and the Private Exchange Notes will be structurally senior to all outstanding notes issued by the Company and Parent, including the Existing Guaranteed Notes. Each of the proposed guarantors of the New Notes are existing entities and were not formed in connection with, nor were they the subject of any internal reorganization in anticipation of, the Exchange Offers. In addition, the New Notes will contain substantially similar covenants as are contained in the indenture governing the Existing Guaranteed Notes, except that the covenants in the indenture governing the New Notes will restrict our ability to incur debt in priority to the New Notes and engage in certain asset transfers. Interest on the New Notes will accrue from the initial settlement date of the Exchange Offers as detailed in the Offering Memorandum.

NEWS RELEASE

The Private Exchange Notes are guaranteed by the same guarantors that will guarantee the New Notes and, as a result, will be equal in right of payment with the New Notes. The indenture governing the Private Exchange Notes contains substantially the same covenants as are contained in the indenture that will govern the New Notes.

The Exchange Offers are not conditioned upon any minimum amount of Old Notes being tendered. In addition, the Exchange Offers, either as a whole, or with respect to one or more series of Old Notes, may be amended, extended, terminated or withdrawn, including based on the acceptance rate and outcome of the Exchange Offers or failure to satisfy any condition to the Exchange Offers.

Pursuant to the Exchange Offers and subject to the proration terms described below, in exchange for each $1,000 principal amount of Old Notes validly tendered and accepted by the Company (and not validly withdrawn) at any time (i) at or prior to 5:00 p.m., New York City time, on November 12, 2020 (the “Early Tender Time”), participating holders will receive a principal amount of New Notes equal to the “Total Consideration” listed in the above table under the column heading “Total Consideration prior to the Early Tender Time” and (ii) after the Early Tender Time, but at any time at or prior to 11:59 p.m., New York City time, on November 27, 2020, participating holders will receive a principal amount of New Notes equal to the “Exchange Consideration” listed in the above table under the column heading “Exchange Consideration after the Early Tender Time.” Participating holders will receive, in cash, accrued and unpaid interest, if any, on their accepted Old Notes up to, but not including, the applicable settlement date for the Exchange Offers. Tenders of Old Notes may be withdrawn at or prior to 5:00 p.m., New York City time, on November 12, 2020, but not thereafter, subject to limited exceptions and unless as otherwise required by applicable law.

Subject to the proration terms described in the Offering Memorandum, the amounts of each series of Old Notes that are accepted on any settlement date will be determined in accordance with the acceptance priority levels set forth in the table above (the “Acceptance Priority Levels”), with Acceptance Priority Level 1 being the highest Acceptance Priority Level and Acceptance Priority Level 7 being the lowest Acceptance Priority Level. The “Maximum Exchange Amount” of New Notes that the Company will issue in the Exchange Offers equals $300 million aggregate principal amount of New Notes; provided that the maximum amount of Old Notes to be accepted for exchange with (i) Acceptance Priority Level 5 is $200 million, (ii) Acceptance Priority Level 6 is $50 million and (iii) Acceptance Priority Level 7 is $50 million (together, the “Old Notes Caps”).

The Exchange Offers are being made, and the New Notes are being offered and will be issued only (a) to holders of Old Notes who are reasonably believed to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) and (b) to holders of Old Notes who are persons other than U.S. persons outside the United States in reliance upon Regulation S under the Securities Act. Holders of Old Notes who have certified to the Company that they are eligible to participate in the Exchange Offers pursuant to at least one of the foregoing conditions are referred to as “Eligible Holders.” Only Eligible Holders who have completed and returned an eligibility letter, available from the information agent, may receive and review the Offering Memorandum or participate in the Exchange Offers. Eligible Holders of the Old Notes who desire to obtain and complete an eligibility form should contact the information agent and exchange agent, Global Bondholder Services Inc., at 866-470-3900 (toll-free) or (212) 430-3774 (for banks and brokers), or online at https://gbsc-usa.com/eligibility/nabors.

Eligible Holders of the Old Notes are urged to carefully read the Offering Memorandum before making any decision with respect to the Exchange Offers. None of the Company, the Parent, the dealer managers, the trustees or securities administrators with respect to the Old Notes, the trustee with respect to the New Notes, the information and exchange agent or any affiliate of any of the foregoing makes any recommendation as to whether Eligible Holders of the Old Notes should exchange their Old Notes for New Notes in the Exchange Offers, and no one has been authorized by any of them to make such a recommendation. Eligible Holders must make their own decision as to whether to tender their Old Notes and, if so, the principal amount of Old Notes to tender.

NEWS RELEASE

The New Notes and the Exchange Offers have not been and will not be registered with the U.S. Securities and Exchange Commission under the Securities Act, or any state or foreign securities laws. The New Notes may not be offered or sold in the United States or for the account or benefit of any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Exchange Offers are not being made to Eligible Holders of Old Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to purchase or sell any securities, nor shall there be any sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

This notice does not constitute an offer to sell or a solicitation of an offer to buy notes in any jurisdiction where such offer or solicitation would be unlawful, and does not constitute an offer to sell or a solicitation of an offer to buy or an advertisement in respect of notes in any province or territory of Canada other than the provinces of Alberta, British Columbia, Manitoba, Ontario, Québec, Saskatchewan, Nova Scotia, New Brunswick, Prince Edward Island or Newfoundland and Labrador, and in those permitted provinces only to investors that are “accredited investors” as defined in National Instrument 45-106 Prospectus Exemptions, or the Securities Act (Ontario), as applicable, and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events, or developments that we expect, believe, or anticipate will or may occur in the future are forward-looking statements. The words "anticipate," "assume," "believe," "budget," "estimate," "expect," "forecast," "intend," "plan," "project," "will," and similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, among other things, the completion of the Exchange Offers. Such forward-looking statements are based on assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments, and other factors that the Company believes are appropriate under the circumstances. These statements are subject to a number of known and unknown risks and uncertainties, which may cause the Company's actual results and performance to be materially different from any future results or performance expressed or implied by the forward-looking statements. Some of these risks are described in the "Risk Factors" section in Part I, Item 1A of the Parent's Annual Report on Form 10-K for the year ended December 31, 2019 and Part II of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2020. Forward-looking statements are not guarantees of future performance and actual results or performance may be materially different from those expressed or implied in the forward-looking statements. The forward-looking statements in this press release speak as of the date of this press release. The forward-looking statements contained in this press release reflect management's estimates and beliefs as of the date of this press release. The Company and the Parent do not undertake to update these forward-looking statements.

About the Company

Nabors Industries Ltd. (NYSE: NBR) owns and operates one of the world's largest land-based drilling rig fleets and provides offshore platform rigs in the United States and several international markets. Nabors also provides directional drilling services, tubular services, performance software, and innovative technologies for its own rig fleet and those of third parties. Leveraging advanced drilling automation capabilities, Nabors’ highly skilled workforce continues to set new standards for operational excellence and transform the industry.

Media Contact

For further information regarding Nabors, please contact William C. Conroy, Vice President of Corporate Development & Investor Relations at + 1 281-775-2423 or Kara Peak, Director of Corporate Development & Investor Relations at +1 281-775-4954. To request investor materials, contact Nabors' corporate headquarters in Hamilton, Bermuda at + 1 441-292-1510 or via email at mark.andrews@nabors.com.